UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2005

Phantom Fiber Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15627 (Commission File Number)	042451506 (I.R.S. Employer Identification Number)

144 Front Street, Suite 580, Toronto, Ontario, Canada M5J 2L7
(Address of principal executive offices) (zip code)

(416) 703-4007
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2005, Phantom Fiber Corporation (the “Company”) completed a private placement of 1,560,000 shares of common stock and warrants to purchase 1,560,000 shares of common stock to 14 accredited investors resulting in aggregate gross proceeds of $858,000. The common stock and warrants were sold as Units, with each Unit consisting of one share of common stock and a warrant to purchase one share of common stock, for a per Unit purchase price of $0.55. Each warrant entitles the holder to purchase one share of the Company’s common stock at $1.10 per share, exercisable for a period of three years. The private placement was exempt from registration requirements pursuant to Rule 506 promulgated under the Securities Act of 1933, as amended. Each of the investors represented that they are accredited and sophisticated investors, that they are capable of analyzing the merits and risks of their investment, and that they understand the speculative nature of their investment.

Each of the investors in the above private placement has the right to exchange their Units for other equity securities of the Company which may be sold by the Company during the period ending 45 days after closing if the Company completes an equity financing within such period. The Company also agreed to file a registration statement with the SEC on Form SB-2 no later than 90 days following closing covering the resale of common stock and common stock issuable upon exercise of warrants sold to such investors.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
4.1	Form of Warrant
10.1	Subscription Agreement effective December 8, 2005 between Phantom Fiber Corporation and the subscribers thereto

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phantom Fiber Corporation

Dated: December 14, 2005	By:	/s/ Jeffrey Halloran

	Name:	Jeffrey Halloran
	Title:	President, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director